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                                                                     EXHIBIT 4.2

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                            NATIONAL RURAL UTILITIES

                        COOPERATIVE FINANCE CORPORATION


                                       to


                            CHEMICAL BANK, Trustee.


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                          First Supplemental Indenture

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                          Dated as of October 1, 1990


                                 -------------


                         Supplemental to the Indenture
                         dated as of December 15, 1987



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                      FIRST SUPPLEMENTAL INDENTURE, dated as of October 1,
                 1990, between NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (herein called the "Company"), having its principal executive office at 2201 Cooperative Way, Herndon, Virginia 22071, and CHEMICAL BANK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), having its corporate trust office at 55 Water Street, New York, New York 10041.

                            RECITALS OF THE COMPANY

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 15, 1987 (the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes and other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided; and

                 WHEREAS, Sections 901(5) and 901(8) of the Indenture provide, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture (a) in the case of Section 901(5), to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect, and (b) in the case of
Section 901(8), for the purpose of changing or eliminating any provision of the Indenture, provided that such change or elimination shall not be effective as to any Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

                 WHEREAS, prior to the date hereof, the Company has issued and sold Securities in the form of its Medium-Term Notes, Series A, pursuant to the Indenture and such Securities have been heretofore issuable only in fully registered form; and

                 WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture in order to permit the Company to elect that any series of Securities issued after the execution hereof be issued in fully registered form and represented by either (i) a Depositary Security (as hereinafter defined) registered in the name of a Depositary (as hereinafter defined) or its nominee or (ii) a certificate in definitive form; and
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                 WHEREAS, the Company has furnished the Trustee with (a) an
Opinion of Counsel pursuant to Section 903 of the Indenture stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, (b) an Officers' Certificate stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with, and (c) a copy of the resolutions of its Board of Directors, certified by its Secretary or an Assistant Secretary-Treasurer, pursuant to which this First Supplemental Indenture has been authorized; and

                 WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                                   AGREEMENT

                 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                  ARTICLE ONE

                          Amendments of the Indenture

                 SECTION 101. Section 101 of the Indenture is amended to include therein the following provisions:

                 (a)  After the definition of Defaulted Interest:

               "'Depositary' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Depositary Securities, the Person designated as Depositary for such series by the Company pursuant to Section 301, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series."

                 (b)  After the definition of Fully Registered Security:
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               "'Depositary Security' means a Registered Security evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee in accordance with Section 303, registered in the name of such Depositary or nominee and bearing the legend specified in Section 204."

                 SECTION 102. A new Section 204 is added, to read in its entirety as follows:

                          "Section 204.  Form of Legend for Depositary
         Securities.

              Any Depositary Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

               'This Security is a Depositary Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee of the Depositary to a successor Depositary or a nominee of such successor Depositary) may be registered except in such limited circumstances.'"

                 SECTION 103. The word "and" is deleted at the end of Section 301(19) of the Indenture, Section 301(20) of the Indenture is renumbered
Section 301(21) and a new Section 301(20) is added, to read in its entirety as follows:

              "(20) whether the Securities of the series shall be issued upon original issuance in whole or in part in the form of one or more Depositary Securities and, in such case, (a) the Depositary with respect to such Depositary Security or Securities; and (b) the circumstances under which any such Depositary Security may be exchanged for Securities registered in the name of, and any transfer of such Depositary Security may be registered to, a Person other than such Depositary or its nominee, if other than as set forth in Section 305; and"

                 SECTION 104. The following paragraphs are added immediately following the last paragraph of Section 303 of the Indenture:
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              "If the Company shall establish pursuant to Section 301(20) that the Securities of any series are to be issued in whole or in part in the form of one or more Depositary Securities, then the Company shall execute and the Trustee shall, in accordance with this Section 303 and the Company Order with respect to such series, authenticate and deliver one or more Depositary Securities in temporary or definitive form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Depositary Security or Securities, (ii) shall be registered in the name of the Depositary for such Depositary Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's or such nominee's instruction and (iv) shall bear the legend specified in Section 204.

              Each Depositary designated pursuant to Section 301(20) for a Depositary Security in registered form shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended."

                 SECTION 105. The following paragraphs are added immediately following the last paragraph of Section 305 of the Indenture:

              "Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Depositary Security shall also be a Depositary Security and bear the legend specified in Section 204 except for any Registered Security in definitive form authenticated and delivered in exchange for, or upon registration of transfer of, a Depositary Security pursuant to the following two paragraphs.

              If at any time the Depositary for the Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(20) shall no longer be effective with respect to the Securities of such series and
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         the Company shall execute, and the Trustee, upon receipt of a Company
         Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Registered Securities of such series in definitive form in an aggregate principal amount equal to the aggregate principal amount of the Depositary Security or Securities representing such series in exchange for such Depositary Security or Securities.

              The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Depositary Securities shall no longer be represented by such Depositary Security or Securities. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Registered Securities of such series in definitive form in an aggregate principal amount equal to the aggregate principal amount of the Depositary Security or Securities representing such series in exchange for such Depositary Security or Securities.

              Upon the exchange of a Depositary Security for Registered Securities in definitive form, such Depositary Security shall be canceled by the Trustee. Registered Securities issued in exchange for a Depositary Security pursuant to this Section 305 shall be registered in such names and in such authorized denominations as the Depositary for such Depositary Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.
         The Trustee shall deliver such Registered Securities to the Persons in whose names such Securities are so registered."

                 SECTION 106. The following paragraph is added immediately following the last paragraph of Section 308 of the Indenture:

              "No holder of any beneficial interest in any Depositary Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Depositary Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Depositary Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security."
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                 SECTION 107.  The following paragraph is added immediately following the last paragraph of Section 501 of the Indenture:

              "Upon receipt by the Trustee of any Notice of Default pursuant to this Section 501, (i) with respect to Securities of a series all or part of which is represented by a Depositary Security, the Trustee shall establish a record date, which record date shall be at the close of business on the day the Trustee receives such Notice of Default, and (ii) with respect to any other series of Securities issued after October 16, 1990, the Trustee may, but shall not be obligated to, establish a record date, in each case for the purpose of determining Holders of Outstanding Securities of such series entitled to join in such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least the requisite principal amount (which amount is 25% in the case of subclause (5) of this Section) of the Outstanding Securities of such series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default and the Act of Holders, or their proxies, joining in such Notice of Default shall automatically and without further action by any Holders be cancelled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving,
         (i) after expiration of such 90-day period, a new Notice of Default to the same effect as that cancelled pursuant to the proviso to the preceding sentence, or (ii) during any such 90-day period in respect of any Notice of Default with respect to a prospective Event of Default with respect to Securities of such series, an additional Notice of Default with respect to any other prospective Event of Default (other than a prospective Event of Default as to which such a 90-day period has not expired) with respect to Securities of such series, in either of which events a new record date shall or may, as the case may be, be established pursuant to the provisions of this
         Section 501 in respect of such new or additional Notice of Default."

                 SECTION 108. The following paragraph is added immediately following the last paragraph of Section 502 of the Indenture:

              "Upon receipt by the Trustee of any written notice declaring such an acceleration, or rescission and annulment thereof, (i) with respect to Securities of a series all or
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         part of which is represented by a Depositary Security, the Trustee shall establish a record date, which record date shall be at the close of business on the day the Trustee receives such notice, and (ii) with respect to any other series of Securities issued after October 16, 1990, the Trustee may, but shall not be obligated to, establish a record date, in each case for the purpose of determining Holders of Outstanding Securities of such series entitled to join in such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, and the Act of Holders, or their proxies, joining in such notice shall automatically and without further action by any Holders be cancelled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, of Securities of any series from giving, (i) after expiration of such 90-day period a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, to the same effect as that cancelled pursuant to the proviso to the preceding sentence, or (ii) during any such 90-day period in respect of any written notice of declaration of acceleration or rescission and annulment thereof, as the case may be, with respect to any Event of Default with respect to Securities of such series, an additional written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, with respect to any other Event of Default (other than an Event of Default as to which such a 90-day period has not expired) with respect to Securities of such series, in either of which events a new record date shall or may, as the case may be, be established pursuant to the provisions of this Section 502 in respect of such new or additional written notice."

                 SECTION 109. The following paragraph is added immediately following paragraph (3) of Section 507 of the Indenture:

              "Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, (i) with respect to Securities of a series all or part of which is represented by a Depositary Security, the Trustee shall
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         establish a record date, which record date shall be at the close of business on the day the Trustee receives such notice, and (ii) with respect to any other series of Securities issued after October 16, 1990, the Trustee may, but shall not be obligated to, establish a record date, in each case for the purpose of determining Holders of Outstanding Securities of such series entitled to join in such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless the Holders of a majority in principal amount of the Outstanding Securities of such series shall have joined in such notice prior to the date which is 90 days after such record date, such notice and the Act of Holders, or their proxies, joining in such notice shall automatically and without further action by any Holders be cancelled and of no effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, (i) after expiration of such 90 day period, a new notice to the same effect as that cancelled pursuant to the proviso to the preceding sentence, or (ii) during any such 90-day period in respect of any notice, a new notice giving directions contrary to or otherwise different from such notice in either of which events a new record date shall or may, as the case may be, be established pursuant to the provisions of this Section 507 in respect of such new notice."

                 SECTION 110.  The following sentence is added to the end of
Section 1107 of the Indenture:

                 "provided, that if a Depositary Security is so surrendered, such new Security so issued shall be a new Depositary Security in a denomination equal to the unredeemed portion of the principal of the Depositary Security so surrendered."


                                  ARTICLE TWO

                               Sundry Provisions


                 SECTION 201. Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read together.
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                 SECTION 202.  Confirmation.  The Indenture as amended and
supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                 SECTION 203. Terms Defined. All terms defined elsewhere in the Indenture have the same meanings in this First Supplemental Indenture.

                 SECTION 204. Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 SECTION 205. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee.

                 SECTION 206. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 207. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 NATIONAL RURAL UTILITIES
                                 COOPERATIVE FINANCE CORPORATION,


                                 By /s/Truman Brandt
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Attest:

/s/Richard B. Bulman
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                                 CHEMICAL BANK,
                                   as Trustee,


                                 By /s/T.J. Foley
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Attest:

/s/P.J.McGoran
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DISTRICT OF COLUMBIA,)

                                      ss.:


                 On the 3Oth day of August, 1990, before me personally came Truman Brandt, to me known, who, being by me duly sworn, did depose and say that he is Finance Officer of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION the cooperative association described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed and said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            /s/Mary H. Schmidt
                                            -------------------------
                                            Notary Public


STATE OF NEW YORK,)
                    ss.:
COUNTY OF NEW YORK,)

                 On the 15th day of October, 1990, before me personally came T.J. Foley, to me known, who, being by me duly sworn, did depose and say that he is Vice President of CHEMICAL BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                     /s/Louis Bodi
                                     ----------------------------
                                     Notary Public